UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 22, 2018
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On May 22, 2018, Raymond James Financial, Inc. (the "Company") issued a press release announcing, among other things, that the Board had declared a quarterly dividend of $0.30 per share for each outstanding share of common stock of the Company. The dividend is payable on July 16, 2018 to shareholders of record on July 2, 2018.

Item 8.01 Other Events

The press release also announced that the Company’s Board of Directors (the “Board”) increased to $250 million its repurchase authorization with respect to any combination of the Company’s shares of common stock (“Common Stock”) and/or its outstanding Senior Notes (together with the Common Stock, the “Securities”). Prior to today’s Board action, there was approximately $136 million remaining under the previous repurchase authorization increase to $150 million announced on February 4, 2016. These repurchases may be made from time to time at the discretion of the Board’s Securities Repurchase Committee at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. Such repurchases may be made in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan. The Board’s authorization does not have a fixed expiration date. All repurchased shares of Common Stock will be held as treasury shares. The repurchase authorization does not obligate the Company to repurchase any dollar amount or number of Securities and may be suspended or discontinued at any time. The Company intends to pay for Securities repurchased with cash currently reflected on its balance sheet.

Information regarding repurchases of Common Stock will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Securities Exchange Act of 1934.

The full text of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is filed as an exhibit to this report:

Exhibit No.

99.1 Press release, dated May 22, 2018, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: May 22, 2018	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer